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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Stock Incentive Plan and the Employee Stock Purchase Plan of Discovery Partners International, Inc. to be filed on or about July 26, 2002 of our report dated January 25, 2002, with respect to the consolidated financial statements of Discovery Partners International, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                        /s/ ERNST & YOUNG LLP


San Diego, California
July 26, 2002